Exhibit 99.1

Applied DNA Reports Fiscal First Quarter 2018 Financial Results

Company To Hold Conference Call and Webcast Today,
Thursday, February 8, 2018 at 4:30 PM EST.

STONY BROOK, N.Y. – February 8, 2018 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), announced financial results for the fiscal 2018 first quarter ended December 31, 2017.

“We made significant progress in the first quarter on the execution of our growth strategy to expand our base of business in our core markets and broaden the application of our molecular tagging technology platform in adjacent markets, although our results reflect a slow start to the fiscal year,” stated Dr. James A. Hayward, chairman, president and CEO. “During and subsequent to the end of the fiscal first quarter, we developed new, long-term revenue opportunities, including the expansion of our cotton business into international markets with our first sale of a DNA Transfer System to an overseas ginner, and secured a contract award from TheraCann that leverages our cotton expertise to better track cannabis and its derivatives. Through our synthetic fiber customer GHCL, we have also gained the attention of the largest integrated producer of polyester fiber and yarn in the world on our CertainT platform and, with the upcoming filing of our Drug Master File with the FDA, we can now pursue revenue opportunities with pharmaceutical companies in a much more vigorous manner.

“Looking ahead to the balance of fiscal 2018, the expansion of our cotton business into a major overseas cotton-producing region reflects the growing importance brands owners, retailers and manufacturers place on the origin and authenticity of their cotton-based products and the continued adoption of our proven molecular taggant technology for textiles. This, together with continued adoption of CertainT by the synthetic fiber market and the imminent entry into the cannabis, pharmaceuticals, and other adjacent market opportunities, give us reason for continued optimism for this fiscal year. We, therefore, are reaffirming our base revenue guidance for fiscal 2018 of $6.5 million with a majority of revenue to be generated in our fiscal third and fourth quarters that are our peak cotton quarters,” concluded Dr. Hayward.

Fiscal First Quarter Financial Results:

•	Revenues decreased 28% for the first quarter of fiscal 2018 to $648 thousand, compared with $903 thousand reported in the first quarter of fiscal 2017, and decreased 43% from the $1.1 million reported in the fourth fiscal quarter ended September 30, 2017. The year-over-year and quarter-over-quarter decrease in revenues resulted primarily from the timing of shipments and the recognition of deferred revenue related to our cotton contracts.

•	Total operating expenses decreased to $3.5 million for the first fiscal quarter of 2018, compared with $4.6 million in the prior fiscal year’s first quarter. This decrease is primarily attributable to a decrease in stock based compensation expense.

•	Net loss for the quarter ended December 31, 2017 was $3.2 million, or $0.12 per share, compared with a net loss of $4.0 million, or $0.16 per share, for the quarter ended December 31, 2016 and a net loss of $2.9 million, or $0.10 per share for the quarter ended September 30, 2017.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.8 million for the quarter ended December 31, 2017 and $2.3 million for the same quarter in the prior fiscal year.

Recent Operational Highlights:

•	On February 6, Applied DNA announced that it had generated successful initial results of the Company’s ability to detect its taggant throughout all points in the legal cannabis supply chain. Applied DNA believes that its taggants will serve as a unique forensic identifier that becomes part of a blockchain transaction throughout the legal cannabis supply chain.

•	On January 31, the Company announced the first international order of its patent-pending SigNature® T DNA Transfer system for an overseas cotton market. The system will be installed in Applied DNA’s fiscal second quarter and in advance of expected orders for its molecular taggants for cotton.

•	On January 29, Applied DNA announced its collaboration with its customer GHCL and GHCL supplier Reliance Industries Ltd. to launch CertainT® verified recycled PET bedding products at New York Home Fashions week. Reliance’s involvement underscores growing awareness and interest in Applied DNA’s CertainT supply chain authentication platform by synthetic fiber manufacturers.

•	On January 25, the Company announced the signing of an initial two-year, $1 million contract with TheraCann International Benchmark Corporation for the integration of Applied DNA’s SigNature molecular tagging and testing technology into TheraCann’s blockchain-based, seed-to-sale Enterprise Resource Platform (ERP) for legal cannabis operations. Under the terms of the contract, the two companies have entered into a development and marketing agreement whereby the Company will develop the technologies necessary to tag and authenticate legal cannabis throughout the supply chain and seamlessly integrate tagging and authentication data into TheraCann’s ERP and Blockchain platform.

•	On January 23, Applied DNA announced the establishment of a Central DNA Testing Laboratory in Ahmedabad, India, to provide full forensic authentication services. The laboratory, scheduled to open on February 15, 2018, supports the Company’s growing global textile business in the Asia-Pacific region with expansion capability for other supply chains present in the region, such as fertilizer and pharmaceuticals.

•	On January 18, Applied DNA announced the introduction of a GeoTyping™ Beta Program for the month of February, to brands and retailers interested in identifying country-of-origin cases of cotton fiber substitution. The Company’s high-resolution cotton GeoTyping assays are a complement to SigNature T® tagging and serves as a means to identify the source of cotton fiber substitution.

•	On December 20, the Company entered into a securities purchase agreement with certain institutional investors to purchase an aggregate of 2,735,000 shares of common stock and warrants to purchase an aggregate of 2,735,000 shares of common stock in a registered direct offering. The offering closed on December 22, 2017 with net proceeds of approximately $4.2 million, exclusive of warrant exercise proceeds. Applied DNA intends to use the net proceeds of the offering for working capital, capital expenditures, business development and research and development expenditures and the acquisitions of new technologies or businesses.

Fiscal First Quarter 2018 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal first quarter-end 2018 results on Thursday, February 8, 2018 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/links/apdn180208.html

Replay (available 1 hour following the conclusion of the live call through February 9, 2018):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10115974
•	Webcast replay: https://services.choruscall.com/links/apdn180208.html

For those investors unable to attend the live call, a copy of the presentation is expected to be posted by end of business on February 8, 2018 and available under the ‘Events and Presentations’ section of the company’s Investor Relations web site: http://adnas.com/adnas_home/investors/.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics and therapeutics.

We make life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. The proprietary DNA-based CertainT® platform can be used to identify, tag, test, and track products, to help assure authenticity, origin, traceability, sustainability and quality of products.

SigNature® DNA describes the core technology ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature®T and fiberTyping®, targeted towards textiles and apparel, BackTrac® and DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track-and-trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. Applied DNA Sciences is also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to our lack of significant revenues, limited financial resources, limited market acceptance, history of net losses, shifting enforcement priorities of US federal laws relating to cannabis, market competition and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 28, 2017 and our subsequent quarterly report on Form 10-Q filed on February 8, 2018, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210, sforman@dgicomm.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	September 30, |2017
ASSETS
Current assets:
Cash and cash equivalents	$4,764,553	$2,959,781
Accounts receivable, net of allowance of $10,000 at December 31, 2017 and September 30, 2017, respectively	2,155,737	2,587,969
Inventories	314,088	326,468
Prepaid expenses and other current assets	540,048	366,954
Total current assets	7,774,426	6,241,172

Property and equipment, net	500,452	523,688

Other assets:
Deposits	62,453	61,626
Goodwill	285,386	285,386
Intangible assets, net	986,260	1,042,076

Total Assets	$9,608,977	$8,153,948

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,127,536	$944,133
Deferred revenue	342,960	351,735

Total current liabilities	1,470,496	1,295,868

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2017 and September 30, 2017	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2017 and September 30, 2017	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2017 and September 30, 2017	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 30,112,057 and 27,377,057 shares issued and outstanding as of December 31, 2017 and September 30, 2017, respectively	30,112	27,377
Additional paid in capital	247,965,236	243,503,858
Accumulated deficit	(239,856,867)	(236,673,155)

Total stockholders’ equity	8,138,481	6,858,080
Total Liabilities and Stockholders’ Equity	$9,608,977	$8,153,948

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2017	2016
Revenues:
Product revenues	$350,133	$704,417
Service revenues	297,544	198,591
Total revenues	647,677	903,008
Cost of revenues	331,440	274,832
Operating expenses:
Selling, general and administrative	2,593,154	3,900,917
Research and development	740,067	518,628
Depreciation and amortization	157,648	161,977

Total operating expenses	3,490,869	4,581,522

LOSS FROM OPERATIONS	(3,174,632)	(3,953,346)
Other income (expense):
Interest income, net	-	1,331
Other (expense) income, net	(9,080)	(9,369)
Loss before provision for income taxes	(3,183,712)	(3,961,384)
Provision for income taxes	-	-

NET LOSS	$(3,183,712)	$(3,961,384)
Net loss per share-basic and diluted	$(0.12)	$(0.16)
Weighted average shares outstanding- Basic and diluted	27,674,340	25,427,407

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended December 31,
	2017	2016

Net Loss	$(3,183,712)	$(3,961,384)

Interest income, net	-	(1,331)
Depreciation and amortization	157,648	161,977
Stock based compensation expense	231,113	1,458,020
Bad debt expense	-	5,646

Total non-cash items	388,761	1,624,312

Consolidated Adjusted EBITDA (loss)	$(2,794,951)	$(2,337,072)